UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 25, 2007

UNION TANK CAR COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-5666	36-3104688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Madison Street, 26th Floor

Chicago, Illinois 60602-4510

(Address of principal executive offices) (Zip Code)

(312) 372-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 25, 2007, Marmon Holdings, Inc. (“Marmon”), the owner of all of the outstanding stock of Union Tank Car Company (the “Company”), and Berkshire Hathaway Inc. (“Berkshire”) jointly issued a press release announcing that Berkshire will purchase 60% of Marmon for $4.5 billion. The closing is anticipated to occur in the first quarter of 2008, subject to customary closing conditions. The remaining 40% of Marmon will be acquired by Berkshire through staged acquisitions over a five to six year period for consideration based on future earnings of Marmon. Further information on the purchase is contained in the press release which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Not Applicable

(b)	Pro Forma Financial Information – Not Applicable

(c)	Exhibits

Exhibit No.	Exhibit
99.1	Press Release issued December 25, 2007 by Marmon Holdings, Inc. and Berkshire Hathaway Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2007

UNION TANK CAR COMPANY
(Registrant)

By:	/s/ Mark J. Garrette
Name:	Mark J. Garrette
Title:	Vice President
(principal financial officer and principal accounting officer)

UNION TANK CAR COMPANY

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release issued December 25, 2007 by Marmon Holdings, Inc. and Berkshire Hathaway Inc.